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EXHIBIT 32

         The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of the Registrant do hereby certify that:

         (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (ii) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the report.


Date:  May 9, 2006                  By: /s/ Ralph E. Bailey
                                        -------------------
                                    Ralph E. Bailey
                                    Chairman, Managing Director
                                    and Chief Executive Officer

Date: May 9, 2006                   By: /s/ Vincent J. Arnone
                                       ----------------------
                                    Vincent J. Arnone
                                    Vice President, Treasurer and
                                    Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the "Act") this certification accompanies the Report and shall not, except to the extent required by the Act, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fuel-Tech N.V. and will be retained by Fuel-Tech N.V. and furnished to the Securities and Exchange Commission or its staff upon request.